Exhibit 99.1

Onconetix Reports Q1 2026 Progress at Proteomedix AG, Including Two New Peer-Reviewed
Publications and Initiation of U.S. Validation Study

New Clinical Data Reinforce Proclarix® Performance in Reducing Overdiagnosis and Unnecessary Biopsies; Multi-Center PRIME Study Initiated in Collaboration with Labcorp; European Commercial Expansion Advances

CINCINNATI, Ohio, May 13, 2026 (GLOBE NEWSWIRE) — Onconetix, Inc. (Nasdaq: ONCO) (“Onconetix” or the “Company”) today provided an update on the Q1 2026 operational progress of its fully-owned Swiss subsidiary, Proteomedix AG (“PMX”), developer of Proclarix®, a CE-IVD certified diagnostic blood test used in combination with PSA (prostate-specific antigen) to identify clinically significant prostate cancer (“csPCa”).

Prostate cancer is the most frequently diagnosed male cancer in most countries globally and represents a significant burden to patients and healthcare systems. Proclarix® is designed to support clinicians in distinguishing clinically significant from clinically insignificant prostate cancer at an early stage, reducing unnecessary biopsies and overdiagnosis.

New Peer-Reviewed Clinical Publications

Two new peer-reviewed scientific publications from a recent clinical study conducted in Denmark further reinforce the clinical utility of Proclarix®.

The first paper, by Schiess et al., has been accepted for publication in BMC Cancer, a renowned open-access oncology research journal. The study evaluated Proclarix® in a cohort of 371 men and demonstrated its superior performance in ruling out clinically insignificant or absent prostate cancer while maintaining a low risk of missing csPCa. Proclarix® was shown to significantly reduce overdiagnosis and unnecessary biopsies, outperforming both %fPSA and the ERSPC risk calculator.

The second paper, by Athanasiou et al., has been published in the journal Cancers (2026, 18, 1348-62). In a cohort of 132 men under active surveillance, the study demonstrated the prognostic value of Proclarix® and its risk score in predicting the transition of patients from active surveillance to active treatment.

PRIME Study Initiated with Labcorp

To evaluate Proclarix® in the U.S. market and across various ethnicities, PMX has initiated the PRIME study, a multi-center clinical validation study conducted in collaboration with Labcorp Holdings Inc. The first participants have been enrolled, and the study is designed to ultimately include up to 500 men.

European Commercial Expansion

PMX continued to advance its commercial presence across Europe during Q1 2026. In the United Kingdom, Proclarix® is now offered by a patient organization as an additional option within a real-world screening initiative for early identification of prostate cancer. Close to 100 Proclarix® tests were carried out within this initiative in Q1 2026 alone.

PMX has also identified a collaboration partner in Turkey and continues its efforts to expand market reach into additional European countries.

About Onconetix, Inc.

Onconetix, Inc. (Nasdaq: ONCO) is a commercial-stage biotechnology company focused on the research, development, and commercialization of innovative oncology solutions. Onconetix owns Proclarix®, an in vitro diagnostic test for prostate cancer originally developed by Proteomedix and approved for sale in the European Union under the IVDR, which it anticipates will be marketed in the U.S. as a lab developed test through its license agreement with Labcorp. For more information, visit www.onconetix.com.

About Proteomedix AG

Proteomedix AG (PMX) is a fully owned Swiss subsidiary of Onconetix, Inc. focused on the development and commercialization of innovative diagnostic solutions for prostate cancer. PMX developed Proclarix®, a CE-IVD certified diagnostic blood test that, when used in combination with PSA, supports the early identification of clinically significant prostate cancer. PMX is headquartered in Switzerland. For more information, visit www.proteomedix.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Onconetix’s current expectations and actual results could differ materially. Investors should read the risk factors set forth in Onconetix’s Annual Report on Form 10-K filed with the SEC on March 13, 2026, and periodic reports filed with the SEC on or after the date thereof. All forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof. Onconetix does not undertake an obligation to update or revise any forward-looking statement except as required by applicable law.

Investor and Media Contact:

Onconetix, Inc.
201 E. Fifth Street, Suite 1900
Cincinnati, OH 45202
Phone: (513) 620-4101
Email: investors@onconetix.com